Exhibit 4.4

SUPPLEMENTAL INDENTURE

This Supplemental Indenture (this “Supplemental Indenture”), dated as of December 27, 2010, among the entities listed on Exhibit A attached hereto (each a “Guaranteeing Subsidiary”), each a subsidiary of Clearwater Paper Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, any Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of October 22, 2010 (the “Indenture”), providing for the issuance of 7 1/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

Cellu Tissue Holdings, Inc., a Delaware corporation

Cellu Tissue Corporation–Natural Dam, a Delaware corporation

Cellu Tissue Corporation–Neenah, a Delaware corporation

Cellu Tissue LLC, a Delaware limited liability company

Coastal Paper Company, a Virginia general partnership

Menominee Acquisition Corporation, a Delaware corporation

Van Paper Company, a Mississippi corporation

Van Timber Company, a Mississippi corporation

Cellu Tissue–Thomaston, LLC, a Delaware limited liability company

Cellu Tissue–Long Island, LLC, a Delaware limited liability company

Cellu Tissue Corporation–Oklahoma City, a Delaware corporation

By:	/s/ Linda K. Massman

Name:	Linda K. Massman
Title:	Vice President and Chief Financial Officer

Clearwater Paper Corporation

By:	/s/ Linda K. Massman

Name:	Linda K. Massman
Title:	Vice President and Chief Financial Officer

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE (2010 NOTES)

U.S. Bank National Association, as Trustee

By:	/s/ Debby R. Wight
Authorized Signatory

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE (2010 NOTES)

Exhibit A

Guaranteeing Subsidiaries

1.	Cellu Tissue Holdings, Inc., a Delaware corporation

2.	Cellu Tissue Corporation–Natural Dam, a Delaware corporation

3.	Cellu Tissue Corporation–Neenah, a Delaware corporation

4.	Cellu Tissue LLC, a Delaware limited liability company

5.	Coastal Paper Company, a Virginia general partnership

6.	Menominee Acquisition Corporation, a Delaware corporation

7.	Van Paper Company, a Mississippi corporation

8.	Van Timber Company, a Mississippi corporation

9.	Cellu Tissue–Thomaston, LLC, a Delaware limited liability company

10.	Cellu Tissue–Long Island, LLC, a Delaware limited liability company

11.	Cellu Tissue Corporation–Oklahoma City, a Delaware corporation